Consent of Independent Registered Public Accounting Firm
Aadi Bioscience, Inc.
Pacific Palisades, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-268021, 333-259785, 333-255129, 333-223113, 333-217320 and 333-229087) and Form S-8 (Nos. 333-262639, 333-259787, 333-220057, 333-224189, 333-229089, 333-230114 and 333-237210) of Aadi Bioscience, Inc., of our report dated March 28, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
San Diego, California
March 28, 2023